77O.   Transactions effected pursuant to Rule 10f-3


-Affiliated Underwriting Syndicate Transactions (Rule 10f-3)

Pacific Investment Management Series


The securities were acquired pursuant to the following conditions: The securities are:

(i)	part of an issue registered under the Securities Act of 1933 as amended, (the 1933 Act) that is being offered to the public;
(ii)	municipal securities that have received an investment grade rating from at least one nationally recognized statistical rating organization;
(iii)	securities sold in a public offering of securities conducted under the laws of a country other than the United States subject to certain limitations; or
(iv)	securities sold in an offering of securities offered or sold in transactions exempt from registration under section 4(2) of the 1933 Act, or rule 144A or rules 501 to 508 under the 1933 Act to persons that the seller believes to include qualified institutional buyers.

2. The securities must be purchased prior to the end of the first day of the offering, at a price no higher than that paid by other purchasers.

3. The securities must be offered pursuant to a firm commitment underwriting agreement.

4.  The commission, spread or profit received must be reasonable and fair.

5. For securities sold in a public offering in the U.S. or another country, or sold in transactions exempt from U.S. registration, the issuer or its predecessor, must have been in continuous operation for not less than three years.

6. The amount of securities of any class of an issue to be purchased by an investment company, plus other investment companies having the same investment adviser may not exceed 25% of the offering.

7. The security may not be purchased from an officer, director, member of an advisory board, investment adviser or employee of the investment company or from a firm of which any of the foregoing is an affiliate.



Fund
Description
Trade Date
Broker
Other Syndicate Members
% of Issuance
Purchased Price

PIMS High Yield Fund
Comcast Corp.
3/12/2003
Merrill Lynch & Co.
J.P. Morgan Securities
Merrill Lynch & Co.
Morgan Stanley
Banc of America Securities
ABN Amro
Salomon Smith Barney
Banc One Capital Markets
Barclays Capital
BNP Paribas
Bank of New York
Deutsche Bank
Dresdner Kleinwort
WassersteinFleet Securities
Goldman Sachs
RBC Capital Markets
Scotia Capital
Wasserstein Perella & Co.
1.33%
100.0000

PAPS Emerging Markets Portfolio
Ukraine Govt Unsub 144A
2/26/2004
Merrill Lynch & Co.
Merrill Lynch
Dresdner Kleinwort Wasserstein Securities
1.33%
100.0000

PIMS Diversified Fund
Ukraine Govt Unsub 144A
2/26/2004
Merrill Lynch & Co.
Merrill Lynch
Dresdner Kleinwort Wasserstein Securities
1.91%
100.0000

PIMS Emerging Markets Fund
Ukraine Govt Unsub 144A
2/26/2004
Merrill Lynch & Co.
Merrill Lynch
Dresdner Kleinwort Wasserstein Securities
5.38%
100.0000

PIMS High Yield Fund
Ukraine Govt Unsub 144A
2/26/2004
Merrill Lynch & Co.
Merrill Lynch
Dresdner Kleinwort Wasserstein Securities
1.67%
100.0000

PIMS Diversified Fund
Trinity Indistries LE 144A W/RRT
3/5/2004
JP Morgan Chase Bank
Credit Suisse First Boston
JP Morgan Securities
Banc of America Securities
Bank of Tokyo-Mitsubishi
BNP Paribas
Dresdner Kleinwort Wasserstein Securities
Royal Bank of Scotland plc (US)
Scotia Capital
Wachovia Securities, Inc.
0.33%
100.0000

PIMS Diversified Fund
Cablevision Systems Hold Co.
3/30/2004
Citigroup Global Markets, Inc.
Banc of America Securities
Bear Sterns & Co.
Citigroup
Morgan Stanley
Deutsche Bank
Bank of New York
Barclays Capital
Dresdner Kleinwort Wasserstein Securities
Mizuho Securities USA Inc.
SG Cowen Securities Corp.
0.05%
100.0000

PIMS High Yield Fund
Trinity industries LE 144A W/RRT
3/5/2004
JP Morgan Chase
Credit Suisse First Boston
JP Morgan Securities
Banc of America Securities
Bank of Tokyo-Mitsubishi
BNP Paribas
Dresdner Kleinwort Wasserstein Securities
Royal Bank of Scotland plc (US)
Scotia Capital
Wachovia Securities, Inc.
1.20%
100.0000

PAPS High Yield Portfolio
Trinity Industries LE 144A W/RRT
3/5/2004
JP Morgan Chase Bank
Credit Suisse First Boston
JP Morgan Securities
Banc of America Securities
Bank of Tokyo-Mitsubishi
BNP Paribas
Dresdner Kleinwort Wasserstein Securities
Royal Bank of Scotland plc (US)
Scotia Capital
Wachovia Securities, Inc.
0.03%
100.0000